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                                                                     Exhibit 4.1

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Number                                                                Shares
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              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                               INDIGO ENERGY, INC.

                          COMMON STOCK, PAR VALUE $.001


This Certifies That SPECIMEN is the owner of ______________________ fully paid and non-assessable Shares of the above referenced Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.


Dated
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                                     [SEAL]
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                   Secretary                                          President